Arthur Andersen LLP
                        225 Franklin Street
                        Boston, MA 02110-2812

April 29, 1998

Office of the Chief Accountants
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs:

We have read Items (a) through (d) included in the attached Form 8-K of Cambex Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

Very truly yours,
Arthur Andersen LLP

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